Exhibit 99.1

M  A  C  K  —  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contacts:	Ilene Jablonski Mack-Cali Realty Corporation Vice President of Marketing (732) 590-1528 ijablonski@mack-cali.com	John Gallagher Mercury Public Affairs (212) 681-1380 jgallagher@mercuryllc.com

MACK-CALI ANNOUNCES $365.5 MILLION IN PROPERTY DISPOSITION AGREEMENTS DURING FIRST QUARTER

Sales Comprise Almost Half of the $750 Million Goal Outlined in Strategic Plan

Edison, New Jersey—March 15, 2016—Mack-Cali Realty Corporation (NYSE: CLI) today announced that during the first quarter of this year the Company has reached agreements to sell assets in Washington, D.C. and Manhattan for approximately $365.5 million.  The sales are part of the $750 million goal for dispositions outlined last year in the Company’s strategic plan and represent the Company’s exit out of these markets. Mack-Cali is exiting non-core markets in order to pay down debt, fund capital expenditures, and increase holdings in waterfront and transit-based locations, if available, as well as renovate and reposition existing assets.

“These deals bring us halfway to our goal of $750 million in dispositions. We are proud to have made this much progress so early in the year,” said Michael J. DeMarco, Mack-Cali president. “With these sales the Company is well positioned to push ahead with our strategic plan and ultimately to return significant value for our investors.”

The disposition agreements consist of:

•                  125 Broad Street, New York, N.Y.: Mack-Cali signed a contract to sell the Company’s ownership in the building for approximately $202 million.

•                  1201 Connecticut Avenue, NW, Washington, D.C.: The Company signed a contract to sell the building for approximately $93 million.

•                  1400 L Street, NW, Washington, D.C.: Mack-Cali signed an agreement to sell this property for approximately $70.5 million.

These dispositions are not yet finalized, subject to closing conditions and covenants; however, the Company expects $400 million in total sales to close by June 2016, while an additional $350 million in sales are expected to be completed by October 2016.

About Mack-Cali Realty Corporation

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, and other tenant-related services for its two-platform operations of waterfront and transit-based office and luxury multi-

family assets. Mack-Cali owns or has interests in 274 properties, consisting of 146 office and 109 flex properties totaling approximately 30 million square feet and 19 multi-family rental properties containing approximately 5,700 residential units and a pipeline of approximately 11,000 units, all located in the Northeast. Mack-Cali strives to provide its tenants and residents with the most innovative communities that empower them to re-imagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multi-family residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

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